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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: February 6, 2003



                                         SALOMON SMITH BARNEY HOLDINGS INC.


                                         By: /s/ Joseph B. Wollard
                                         -------------------------------------
                                         Name:  Joseph B. Wollard
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary


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